Exhibit 99.1

HIGHCAPE CAPITAL ACQUISITION CORP. 452 Fifth Avenue, 21st Floor New York, NY 10018 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2021 TO THE STOCKHOLDERS OF HIGHCAPE CAPITAL ACQUISITION CORP.: The undersigned hereby appoints [•] and [•] (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the Common Shares of HighCape Capital Acquisition Corp (the “Company”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held [•], on [•], 2021, at [•], and any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on [•], 2021: The notice of special meeting and the accompanying proxy statement/prospectus are available at [•]. SEE REVERSE SIDE P R O X Y C A R D

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the business combination agreement, dated as of February 18, 2021 (as may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among HighCape, Tenet Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of HighCape (“Merger Sub”), and Quantum-Si Incorporated, a Delaware corporation (“Quantum-Si”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Quantum-Si (the “Merger”) with Quantum-Si surviving the Merger as a wholly owned subsidiary of HighCape (the transactions contemplated by the Business Combination Agreement, the “Business Combination” and such proposal, the “Business Combination Proposal”); Proposal No. 2 — The Charter Amendment Proposal, including the Advisory Charter Amendment Proposals — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed amended and restated certificate of incorporation of HighCape (the “Proposed Charter”), which will replace HighCape’s current amended and restated certificate of incorporation, dated September 3, 2020 (the “Current Charter”), and which will be in effect as of the Effective Time (we refer to such proposal as the “Charter Amendment Proposal”); and to consider and vote upon separate proposals to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission (the “SEC”) as six separate sub-proposals (we refer to such proposals as the “Advisory Charter Amendment Proposals”); Advisory Charter Amendment Proposal A — Under the Proposed Charter, New Quantum-Si will be authorized to issue 628,000,000 shares of capital stock, consisting of (i) 600,000,000 shares of New Quantum-Si Class A common stock, par value $0.0001 per share, (ii) 27,000,000 shares of New Quantum-Si Class B common stock, par value $0.0001 per share, and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share, as opposed to the Current Charter, which authorizes HighCape to issue 401,000,000 shares of capital stock, consisting of (a) 400,000,000 shares of common stock, including 380,000,000 shares of HighCape Class A common stock, par value $0.0001 per share, and 20,000,000 shares of HighCape Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of HighCape preferred stock, par value $0.0001 per share; Advisory Charter Amendment Proposal B — Under the Proposed Charter, holders of shares of New Quantum-Si Class A common stock will be entitled to cast one vote per share of New Quantum-Si Class A common stock and holders of shares of New Quantum-Si Class B common stock will be entitled to cast 20 votes per share of New Quantum-Si Class B common stock on each matter properly submitted to New Quantum-Si’s stockholders entitled to vote, as opposed to the Current Charter, which provides that each share of HighCape Class A common stock and HighCape Class B common stock is entitled to one vote per share on each matter properly submitted to HighCape’s stockholders entitled to vote; Advisory Charter Amendment Proposal C — Under the Proposed Charter, any action required or permitted to be taken by the stockholders of New Quantum-Si may be taken by written consent until the time the issued and outstanding shares of New Quantum-Si Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of New Quantum-Si that would be entitled to vote for the election of directors, as opposed to the Current Charter, which does not permit holders of HighCape capital stock to take stockholder action by written consent other than with respect to the HighCape Class B common stock with respect to which action may be taken by written consent; Advisory Charter Amendment Proposal D — Amendments to certain provisions of the Proposed Charter relating to the rights of New Quantum-Si Class A common stock and New Quantum-Si Class B common stock will require (i) so long as any shares of New Quantum-Si Class B common stock remain outstanding, the affirmative vote of the holders of at least two- thirds of the outstanding shares of New Quantum-Si Class B common stock, voting as a separate class, (ii) so long as any shares of New Quantum-Si Class A common stock remain outstanding, the affirmative vote of the holders of a majority of the outstanding shares of New Quantum-Si Class A common stock, voting as a separate class, and (iii) the affirmative vote of the holders of a majority of the voting power of the then outstanding capital stock of New Quantum-Si entitled to vote generally in the election of directors, voting together as a single class, as opposed to the Current Charter, which only requires such an amendment to be approved by stockholders in accordance with Delaware law (except that, prior to HighCape’s initial business combination, amendments to those provisions of the Current Charter relating to an initial business combination require the affirmative vote of the holders of at least 65% of shares of all then outstanding shares of HighCape Class A common stock and HighCape Class B common stock (collectively, “HighCape common stock”)); Advisory Charter Amendment Proposal E — The New Quantum-Si Bylaws may be amended, altered, repealed or adopted either (x) by the affirmative vote of a majority of the board of directors of New Quantum-Si (the “New Quantum-Si Board”) present at any regular or special meeting of the New Quantum-Si Board at which a quorum is present or (y) (i) when the issued and outstanding shares of New Quantum-Si Class B common stock represents less than 50% of the voting power of the then outstanding shares of capital stock of New Quantum-Si that would be entitled to vote for the election of directors, the affirmative vote of the holders of at least two- thirds of the voting power of the capital stock of New Quantum-Si that would be entitled to vote in the election of directors or, prior to such time, (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of New Quantum-Si that would be entitled to vote in the election of directors, as opposed to the Current Charter, which may be amended by the affirmative vote of a majority of the board of directors of HighCape (the “HighCape Board”) or by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of HighCape common stock entitled to vote generally in the election of directors, voting together as a single class; Advisory Charter Amendment Proposal F — The Proposed Charter provides that the number of directors will be fixed and may be modified by the New Quantum-Si Board, provided that the number of directors cannot exceed a certain threshold without the affirmative vote of the holders of (x) at least two-thirds of the voting power of the shares of capital stock of New Quantum-Si that would be entitled to vote in the election of directors when the issued and outstanding shares of New Quantum- Si Class B common stock represents less than 50% of the voting power of the then outstanding shares of capital stock of New Quantum-Si that would be entitled to vote for the election of directors, or, prior to such time, (y) a majority of the voting power of the outstanding shares of capital stock of New Quantum-Si that would be entitled to vote in the election of directors, as opposed to the Current Charter, which provides that the number of directors will be determined by the HighCape Board. Advisory Charter Amendment Proposal G — The Proposed Charter provides that the New Quantum-Si Board is not classified, and that the New Quantum-Si directors shall serve for a term of one year, expiring at the next annual meeting of stockholders of New Quantum-Si, as opposed to the Current Charter, which provides that the HighCape is divided into three classes, with each class elected for staggered three year terms. Advisory Charter Amendment Proposal H — The Proposed Charter provides that any or all directors of New Quantum-Si may be removed from office at any time with or without cause and for any or no reason only with and immediately upon the vote, (i) on or after date time that the outstanding shares of New Quantum-Si Class B common stock represents less than 50% of the voting power of the shares of capital stock of New Quantum-Si then outstanding and entitled to vote in the election of directors, by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the capital stock of New Quantum-Si or, prior to such time, (ii) by the affirmative vote of the holders of a majority of the voting power of the capital stock of New Quantum-Si then outstanding and entitled to vote in the election of directors, as opposed to the Current Charter, which provides that directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of HighCape entitled to vote generally in the election of directors, voting together as a single class. Additionally, newly-created directorships resulting from an increase in the number of directors and any vacancies on the New Quantum-Si Board may be filled by either the directors of the New Quantum-Si Board or the New Quantum-Si stockholders as set forth in the Proposed Charter. Advisory Charter Amendment Proposal I — The Proposed Charter provides that New Quantum- Si renounces a corporate opportunity that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any non-employee director of New Quantum-Si, unless such opportunity is presented to, or acquired, created or developed by, or otherwise comes into the possession of such person expressly and solely in his or her capacity as a director of New Quantum-Si. Proposal No. 3 — The Nasdaq Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), the issuance of (i) 42,500,000 shares of HighCape Class A common stock to certain institutional investors and accredited investors (the “PIPE Investors”) pursuant to subscription agreements (the “PIPE Investor Subscription Agreements”) immediately prior to the Closing, plus any additional shares pursuant to PIPE Investor Subscription Agreements we may enter into prior to the Closing, (ii) 696,250 shares of HighCape Class A common stock to certain affiliates of Foresite Capital Management, LLC (the “Foresite Funds”) pursuant to subscription agreements (the “Subscription Agreements”) immediately prior to the Closing, and (iii) an aggregate of 78,330,189 shares of New Quantum-Si capital stock to existing Quantum-Si stockholders pursuant to the terms of the Business Combination Agreement, in each case assuming an Exchange Ratio of 0.8028 and a Closing Date of May 15, 2021 and Quantum-Si shares outstanding as of February 1, 2021 (we refer to this proposal as the “Nasdaq Proposal”); Proposal No. 4 — The Director Election Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Amendment Proposal, and the Nasdaq Proposal are approved and adopted, the election of eight (8) directors who, effective immediately after the Effective Time, will become the directors of New Quantum-Si until their respective successors are duly elected and qualified pursuant to the terms of the Proposed Charter (we refer to this proposal as the “Director Election Proposal”); Proposal No. 5 — The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal and the Director Election Proposal are approved and adopted, the Quantum-Si Incorporated 2021 Equity Incentive Plan (the “New Quantum-Si Equity Incentive Plan”), a copy of which is attached to this proxy statement/prospectus as Annex D, including the authorization of the initial share reserve under the New Quantum-Si Equity Incentive Plan (the “Equity Incentive Plan Proposal”), including with respect to the number of shares that may be issued pursuant to the exercise of incentive stock options granted; Proposal No. 6 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, and the Equity Incentive Plan Proposal (collectively, the “Required Transaction Proposals”) would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived (we refer to this proposal as the “Adjournment Proposal” and the Director Election Proposal and the Adjournment Proposal, collectively with the Required Transaction Proposals, the “Transaction Proposals”). FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS OF HIGHCAPE CAPITAL ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5 AND 6. X Please mark vote as indicated in this example THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED Date: (Signature) (Signature if held Jointly) Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE. 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